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                                                                  Exhibit 10.24
                                                                  -------------

                                                                 Execution Copy
                                                                 --------------

                               COMMERCIAL LEASE

                                    BETWEEN

                            TECH III PARTNERS, LLC,

                                  AS LANDLORD,

                                      AND

                          ORASURE TECHNOLOGIES, INC.,

                                   AS TENANT,

                                     DATED

                                 March 1, 2002

                                   PREMISES:

                              48,000 SQUARE FEET

                        BETHLEHEM TECHNOLOGY CENTER III
                            BETHLEHEM, PENNSYLVANIA

                               COMMERCIAL LEASE
                               ----------------

          This Commercial Lease (hereinafter referred to as this "Lease") is made as of the 1st day of March, 2002, by and between TECH III PARTNERS, LLC, a Pennsylvania limited liability company, having an office at 1512 Colesville Road, Bethlehem, Pennsylvania 18015 ("Landlord") and ORASURE TECHNOLOGIES, INC., a Delaware corporation, having its principal offices at 150 Webster Street, Bethlehem, Pennsylvania 18015 ("Tenant").

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and intending to be legally bound, the parties hereto covenant and agree as follows:

          Section 1.  PREMISES; PROJECT BUDGET

               (a) Landlord does hereby lease, demise and let unto Tenant a building with an aggregate square footage of approximately 48,000 square feet which includes certain Common Areas (as defined below) in such building ("Building"), as shown on the Floor Plans of the Building and the Leased Premises annexed as Exhibit A hereto, which Building is situated on
                    -------
approximately 3.7 acres of land situate in the City of Bethlehem, Northampton County, Pennsylvania ("Land"), together with the right to use the Common Areas (defined below) (the Building, Land and Common Areas are referred to, collectively, as the "Leased Premises"). As used herein, "square feet" or "square footage" means the usable area measured from the middle of the demising walls outlining the Building set forth in Exhibit A. It is agreed that the
                             ----------------------
design plans and drawings of the proposed Building are incorporated herein by reference and that no changes will be made to said design plans and drawings without the consent of Tenant.

               (b)   Attached hereto as Exhibit B is a Project Budget which
                                        ---------
sets forth Landlord's best estimate, as of the date of this Lease, of the total costs expected to be incurred in acquiring the Land and constructing the Building and Common Areas (exclusive of any Tenant Finish Work), the Tenant finish Work Allocation Amount (as defined below), and the amounts expected to be contributed by Landlord as equity contribution ("Landlord Equity Contribution') and the amounts expected to be financed by Landlord through loans or other borrowings ("Landlord Borrowing Amount"). The parties agree that Landlord shall expend $4 million in total in acquiring the Land, constructing the Building and Common Areas and paying the Tenant Finish Work Allocation.

               (c) On or prior to March 31, 2002, Landlord shall provide Tenant with a not-to-exceed budget ("Final Construction Budget") for the construction of the Building and Common Areas (exclusive of any Tenant Finish
Work) and an explanation, in reasonable detail, of any differences from the costs set forth in such budget and the estimated costs set forth in Exhibit B hereto. The Final Construction Budget shall be subject to review and approval by Landlord and Tenant. No later than thirty (30) days prior to the Commencement Date, Landlord shall provide Tenant with any changes to the Landlord Equity Contribution and Landlord Borrowing Amount

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shown on Exhibit B hereto that are required to reflect Landlord's final financing plans and an explanation, in reasonable detail, of the reasons for such changes.

               (d)    Landlord and Tenant shall revise Exhibit B (the
"Revised Exhibit B") in order to reflect the Final Construction Budget approved by the parties in accordance with Subparagraph (c) above and the changes, if any, to the Landlord Equity Contribution and Landlord Borrowing Amount. Once the Revised Exhibit B has been prepared and agreed to by the parties, Landlord and Tenant shall execute and deliver a Lease Amendment, in the form set forth in Exhibit C hereto, to confirm the Revised Exhibit B, and as such Revised Exhibit B shall replace and supercede the Project Budget originally attached to this Lease as Exhibit B.

          Section 2. TERM. The term of this Lease shall be for ten (10) years, commencing on the date ("Commencement Date") which is the latest to occur of (i) June 1, 2002, and (ii) the date the Building and Tenant Finish Work are Substantially Complete (defined below) and a verbal occupancy permit has been received; and expiring on the last day ("Expiration Date") of the tenth (10th) Lease Year (defined below), unless renewed or sooner terminated as hereinafter provided. Landlord and Tenant anticipate that the term of this Lease will commence on or about June 1 2002.

          As used in this Lease, "Lease Year" means each consecutive twelve calendar month period beginning with the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then the first Lease Year shall also include the number of days from the Commencement Date until the last day of the first month of Tenant's occupancy and the term of this Lease shall be ten (10) years plus said number of days and shall expire on the last day of the one hundred twentieth (120th) full month of the term.

          When the Commencement Date and Expiration Date have finally been determined, Landlord and Tenant shall execute and deliver a Lease amendment, in the form of the Lease Commencement Date Amendment annexed as Exhibit D hereto,
                                                             ---------
to confirm said dates.

          Section 3.  RENT.

               (a) Beginning on the Commencement Date and continuing thereafter during the entire initial term of this Lease, Tenant shall pay to Landlord, as yearly rent, the following sums ("Base Rent"), in equal monthly installments, in advance on the first day of each calendar month, without demand or notice:

Lease Month  Rentable Sq. Feet   Annualized Base Rent   Monthly Base Rent  Base Rent Rate/SF
-----------  -----------------   --------------------   -----------------  -----------------
  1-60           48,000                $480,000               $40,000        $10.00 sq. ft.
  61-72          48,000                $489,600               $40,800        $10.20 sq. ft.
  73-84          48,000                $499,200               $41,600        $10.40 sq. ft.
  85-96          48,000                $508,800               $42,400        $10.60 sq. ft.
  97-108         48,000                $518,400               $43,200        $10.80 sq. ft.
  109-120        48,000                $528,000               $44,000        $11.00 sq. ft.

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The parties acknowledge that the foregoing Base Rent is based on an assumed annual interest rate on the Landlord Borrowing Amount of 7% per year. If the interest rate on the Landlord Borrowing Amount is different than 7% for any Lease Year after the fifth Lease Year, the parties will adjust the foregoing Base Rent for each Lease Year after the fifth Lease Year to reflect such change and execute an amendment to this Lease reflecting such adjusted Base Rent amounts.

               (b) In the event that the Commencement Date occurs on a day other than the first day of a calendar month, Tenant shall pay to Landlord a pro rata portion of the monthly installment of Base Rent for such partial month, computed at the Base Rent rate of $40,000 per month.

               (c) Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional sum is not designated as "Additional Rent," then if not paid when due, said sum shall nevertheless be deemed "Additional Rent" and be collectible as such with any installment of Base Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any such sum at the time the same became due and payable hereunder, or limit any other remedy of Landlord.

               (d) All payments of Base Rent and Additional Rent shall be paid when due at 1512 Colesville Road, Bethlehem, Pennsylvania 18015, or at such other place as Landlord may from time to time direct by written notice to Tenant. All checks shall be made payable to the order of Landlord.

          Section 4. ADDITIONAL RENT. Tenant shall pay to or on behalf of Landlord, as Additional Rent, the following:

               (a) Utilities: Tenant shall pay directly to the applicable utility all normal and customary electric and gas charges for and with respect to the Leased Premises as shown on a separate meter exclusively for the Leased Premises.

               (b) Other Expenses: Tenant shall pay to the Landlord the following listed expenses as incurred multiplied by the Tenant's Space Ratio. Tenant's Space Ratio (hereinafter "Tenant's Space Ratio") is that percentage determined by dividing the square footage of the Building leased by Tenant hereunder, as the numerator, by the total aggregate square footage of rentable space in the Building, as the denominator. Tenant's current Space Ratio is 100%. Tenant's Space Ratio shall be revised in the event of any change in the amount of square footage leased by Tenant in the Building or in the event Landlord constructs an additional building on the Land.

                      (1) Real estate taxes assessed upon the Land and Building of which the Leased Property is a part.

                      (2) Fire and liability insurance premiums pertaining to the Land and Building. At Tenant's option, Tenant may purchase fire and liability insurance coverage pertaining to the Land and Building, in such amounts and with such companies as may be reasonably acceptable to the Landlord. Such insurance shall name the Landlord as an additional insured and

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shall provide that the Landlord shall receive at least ten (10) days' written notice in the event the insurance coverage is materially changed or terminated for any reason. In the event that Tenant purchases insurance as permitted under this Section 4.(b)(2), the Tenant shall be solely responsible for paying all premiums for such insurance and shall not be required to pay the Landlord Additional Rent in respect of any such insurance purchased by Landlord.

                      (3) Water and sewer charges and fees made by the City of Bethlehem for water used at the Building. This contemplates the ordinary use of water for cafeteria, toilet, washroom and drinking facilities. In the event Tenant uses greater amounts of water for operational reasons, Tenant shall be charged, and Tenant hereby agrees to pay, for this increased use in addition to the percentage set forth in this paragraph.

                      (4) Common Area expenses which include, but are not limited to, expenses of metered utilities (electric and gas) and routine cleaning, repairs, and similar expenses associated exclusively with the Common Areas. Landlord agrees that there shall be a competitive bidding procedure to contract for expenses related to the Common Area.

                      (5) Landscaping maintenance, snow removal, and similar expenses related to servicing the 3.7 acres associated with the Building.

                      (6) Each and every other expense reasonably incurred in connection with the ordinary operation of the Leased Premises, including, but not limited to, elevator maintenance, window cleaning and janitorial services.

               (c) Trash Removal: Tenant shall pay as Additional Rent a trash removal fee based on the actual cost for removing trash and recyclable material from the Building based on the Tenant's Space Ratio. This Additional Rent will be reimbursed to the Landlord quarterly. Tenant shall separately and directly contract for any removal of medical and/or hazardous waste.

               (d) Life Safety Inspections and Expenses: Tenant shall pay, as Additional Rent, Tenant's proportionate share (based on Tenant's Space Ratio), of all costs of the annual inspection of the fire alarm and sprinkler system plus costs associated with fire extinguisher recharging and replacement, battery replacements, and other minor repairs to the systems.

               (e)    Heating, Ventilation and Air Conditioning ("HVAC"):
Tenant shall pay as Additional Rent all costs related to the repair and maintenance of the HVAC system(s) serving the Building based on the Tenant's Space Ratio.

          All sums due under this Section shall be appropriately apportioned and prorated for any portion of a Lease Year, so that Tenant shall not be obligated to pay any costs of operation that accrue either prior to the Commencement Date or following the Expiration Date of the term of this Lease.

          Section 5. LATE PAYMENT. In the event that Tenant shall fail to pay Base Rent or any Additional Rent within ten (10) days after its due date, Tenant shall pay an automatic

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late charge to Landlord of $.05 for each dollar verdue. Such late charge shall be deemed Additional Rent for all purposes under this Lease.

          Section 6.  USE OF LEASED PREMISES; INDEMNIFICATION.

               (a) Tenant shall use and occupy the Leased Premises as a commercial office, and manufacturing, research, development, and light industrial facility, together with all appurtenant and incidental uses relating thereto (but only to the extent permitted by applicable zoning and similar ordinances and regulations). Tenant shal1 not use or occupy the Leased Premises for any other purpose or business, without the prior written consent of Landlord. Tenant shall observe and comply with (i) the Rules and Regulations annexed as Exhibit E hereto, as amended, modified and supplemented from time to
           ---------
time by Landlord, provided such change does not conflict with any express provision of this Lease ("Rules and Regulations"); (ii) the Restrictive Covenants on the Land attached hereto as Exhibit F; and (iii) the Deed
                                         ---------
restrictions set forth in Exhibit G. The Rules and Regulations applicable to
                          ---------
Tenant shall not be more restrictive than those applicable to other tenants, if any, of the Building and their respective employees, agents, licensees, invitees, subtenants and contractors.

               (b) With respect to the Leased Premises, in addition to and not in limitation of the foregoing, during the term of this Lease, Tenant, its subtenants, licensees, invitees, agents, contractors, subcontractors, and employees shall conduct its business on and occupy the Leased Premises in strict compliance with all federal, state, and local statutes, ordinances, regulations, rules, standards, and requirements of the common law, whether now in force or as amended or enacted in the future, concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws"). Tenant shall also cause its subtenants, licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Except as provided below, Tenant shall, at its own expense, obtain, maintain, and comply with all terms and conditions in any and all permits, licenses, registrations, authorizations, and other governmental and regulatory approvals required for Tenant's use and occupancy of the Leased Premises. Tenant shall insure that any materials or wastes discharged into the sanitary sewer systems are appropriately treated, if necessary, are discharged in accordance with the City of Bethlehem's Industrial User Wastewater Discharge Policies, as established by Bethlehem's approved pre-treatment program, applicable pre-treatment regulations found at 40 C.F.R.
Part 403, and Section 307 of the Clean Water Act, 33 U.S.C [sec]1317 and pay any surcharges or extra-strength charges assessed in relation thereto. If necessary, Tenant shall, at its own expense, obtain a license from the Nuclear Regulatory Commission. Tenant shall insure that its importation, receipt, acquisition, possession, use, storage, transfer, delivery and disposal of by-product, source and/or nuclear material is performed in strict accordance with any such license.

          With respect to the Leased Premises, it shall be Tenant's sole responsibility to receive, acquire, use, handle, manage, generate, process, treat, store, deliver, transfer, and dispose of all hazardous substances in strict compliance with the Environmental Laws and prudent industry standards. Upon expiration or earlier termination of the Term of this Lease, Tenant shall cause all Hazardous Substances brought upon the Leased Premises by its agents, employees, contractors, or invitees, or generated by its operation, to be removed from the Leased Premises and transported for use, storage, treatment or disposal in accordance with the Laws. Tenant shall, at its own expense, develop and maintain any appropriate spill plan with respect to all Hazardous Substances brought onto the Leased Premises. To the extent that Tenant is required to complete and file EPA Form R (40 C.F.R. Part 372), Tenant shall, as soon as is practicable, provide Landlord with a copy of the same. Tenant shall not cause or permit any condition on the Leased Premises which might give rise to liability, the imposition of a statutory lien or require "Response," "Removal" and "Remedial Action" as defined herein, under any Environmental Laws. As used in this Lease, the terms "Response," "Removal" and "Remedial Action" shall be defined with reference to Sections 101(23) - 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. [sec][sec]9601 (23)-9601(25).

          With respect to the Leased Premises, Tenant shall have the sole responsibility of complying with the requirements of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRTKA), 41 U.S.C. [sec][sec] 11001-11050, the Occupational Safety and Health Act of 1970 (OSHA), 29 U.S.C. [sec][sec] 651-678, as amended, and the Pennsylvania Worker and Community Right-to-Know Act, PA Stat. Ann. tit. 35 [sec][sec]7301-7320 (Purdon 1989). Tenant shall submit to Landlord on an annual basis a list of the Hazardous Substances, hazardous mixtures, or hazardous chemicals for which it is required to maintain Material Safety Data Sheets (MSDS). Tenant shall also provide Landlord copies of all required contingency plans including, without limitation, plans for spills of Hazardous Substances, fire and other potential emergencies.

          With respect to the Leased Premises, as used in this Lease, the term "Hazardous Substances" shall mean any substance regulated under any of the Environmental Laws including, without limitation, any substance which is: (i) petroleum, explosives, radioactive materials, asbestos or material containing asbestos, polychlorinated biphenyls or related or similar materials; (ii) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act or Section 103 of the Pennsylvania Hazardous Sites Clean-Up Act, PA Stat. Ann. tit. 35 [sec] 6020.103; (iii) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource Conservation and Recovery Act, 42 U.S.C. [sec] 9603(5) or Section 103 of the Pennsylvania Solid Waste Management Act, PA Stat. Ann. tit. 35
[sec] 6018.103; (iv) regulated under the Pennsylvania Clean Streams Law, PA Stat. Ann. tit. 35 [sec][sec]691.1-691.1001; (v) listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. [sec] 172.101; (vi) defined, designated or listed as a "byproduct, source and/or special nuclear material" under the Atomic Energy Act of 1954, as amended by the Energy Reorganization Act of 1974 (Public Law 93-438), 42 U.S.C. [sec] 2011-2296 and 10 C.F.R. Parts 30, 31, 32, 22, 34, 35, 40 and 70; and (vii)
defined, designated or listed as a "Hazardous Material" under Section 103 of the Hazardous Material Emergency Planning Response Act, PA Stat. Ann. tit. 35 [sec] 6022-103; and (viii) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; and (ix) any other substance designated by any of the Environmental Laws or a federal, state, or local agency as detrimental to public health, safety and the environment.

          With respect to the Leased Premises, Tenant shall immediately notify Landlord, in writing, upon discovering any condition on the Leased Premises which might require Tenant to

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notify any governmental or regulatory agency or which might give rise to liability, imposition of a statutory lien, or require Response, Removal or Remedial Action under any of the Environmental Laws. In addition, Tenant shall immediately notify Landlord, in writing, of Tenant's receipt, knowledge, or discovery of: (i) the presence of any Hazardous Substance on, about, beneath, or arising from any portion of the Leased Premises in violation of any of the Environmental Laws; (ii) any enforcement, Response, Removal, Remedial Action, or other governmental or regulatory actions instituted or threatened against Tenant or the Leased Premises pursuant to any of the Environmental Laws; (iii) any claim made or threatened by any person against Tenant or the Leased Premises relating to any form of damage, loss or injury resulting from or claimed to result from any Hazardous Substance or any violation of the Environmental Laws; and (iv) any communication received from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from, or generated at the Leased Premises including, without limitation, any notice of violation, citation, complaint, order, directive, request for information, notice letter, or compliance schedule. Tenant shall supply to Landlord as promptly as possible and in any event within five (5) business days after Tenant receives or sends the same, copies of all reports required to be filed under any of the Environmental Laws, responses to any requests for information, and any claim, complaint, notice of violation, citation, order, directive, compliance schedule, notice letter, or other communications relating in any way to the Leased Premises, Tenant's use thereof of Hazardous Substances on, about, beneath, arising from or generated at the Leased Premises. Tenant shall also promptly deliver to Landlord copies of any hazardous waste manifests listing the Leased Premises as the facility and the Tenant as generator and reflecting legal and proper disposal of all Hazardous Substances removed from the Leased Premises.

          With respect to the Leased Premises, except in case of emergency or as otherwise required by the Environmental Laws, Tenant shall not take any Response, Removal, or Remedial Action or notify any governmental or regulatory agency in response to the presence of Hazardous Substances on, about, beneath, or arising from the Leased Premises, or enter into any settlement agreement, consent degree, administrative consent order or other compromise with respect to any claim relating to any Hazardous Substances in any way connected with the Leased Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord an ample opportunity to appear, intervene, or appropriately assert and protect Landlord's interest with respect thereto.

               (c) With respect to the Leased Premises, Tenant, its subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not dispose, release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials into the environment, and Tenant shall take all action necessary to remedy the results of any such disposal, release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

               (d)    Tenant shall, as soon as is practicable, supply
Landlord with copies of any written communication between Tenant and any governmental agency or instrumentality concerning or relating to violations or alleged violations of Environmental Laws with respect to the Leased Premises.

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               (e)    Tenant shall indemnify, defend (by counsel reasonably
acceptable to Landlord) and hold harmless Landlord, its directors, officers, employees, affiliated entities, members, predecessors, successors and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation, diminution in the value of the Leased Premises or damages for any loss or restriction on the use of rentable or usable space of any amenity of the Leased Premises), costs, and expenses (including reasonable attorneys fees, consultant, and expert fees) in any way arising from or relating to: (i) the presence of any Hazardous Substance on, about, beneath or arising from the Leased Premises excluding any Hazardous Substances which pre-exist the term of this Lease or any Hazardous Substances discharged by Landlord or any third party not in any way connected with Tenant's occupancy, (ii) Tenant's use, handling, generation, processing, treatment, manufacture, storage, transportation, disposal, release, or discharge of Hazardous Substances on, about, beneath, or arising from the Leased Premises; (iii) Tenant's failure to comply with any of the Environmental Laws; and (iv) Tenant's breach of any of the Environmental Covenants contained herein. Tenant's indemnity and defense obligations under this paragraph shall include, without limitation, whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions on, about, beneath, or arising from the Leased Premises, and any and all costs of any required Response, Removal or Remedial Actions, and the preparation and implementation of any closure, remedial action, or other required plans or reports in connection therewith. The Tenant's obligations under this paragraph shall survive the expiration or earlier termination of the terms of this Lease.

          Section 7. COMMON AREAS. All parking areas, walkways, stairs, elevators, driveways, public corridors, rest rooms, loading areas, and fire escapes, and other areas, facilities and improvements now or hereafter existing in or outside the Building or on the Land ("Common Areas") which may be provided by Landlord from time to time for the general use, in common, of Tenant and other tenants, if any, of the Building, their employees, agents, invitees and licensees, shall at all times be subject to the control and management of Landlord. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, provided such rules and regulations do not adversely affect Tenant's use of the Leased Premises.

          Section 8.  ALTERATIONS AND TRADE FIXTURES, REMOVAL.

               (a) Except as set forth in Section 27 with respect to the initial Tenant Finish Work, during the term of this Lease, Tenant shall not make any structural or material alterations or additions to the Leased Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations and additions shall be performed (i) at Tenant's sole cost and expense, (ii) in accordance with the specifications prepared by and at the expense of Tenant and reasonably approved by Landlord, (iii) by contractors, subcontractors and materialmen reasonably approved by Landlord, and (iv) in conformity with all applicable laws, codes and regulations. During the course of performance of said work, Tenant will carry or cause to be carried Comprehensive General Liability insurance, in the minimum limit of $1,000,000 naming Landlord as additional insured and further providing such insurance cannot be cancelled without at least thirty (30) days' prior written notice to Landlord.

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               (b)    Any consent by Landlord permitting Tenant to do any or
cause any work to be done in or about the Building, and right of Tenant to perform such work, shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or contractors or any other tenant or their contractors.

               (c) All alterations, interior decorations, improvements or additions made to the Leased Premises by Tenant, except for movable furniture, equipment and trade fixtures, shall immediately become Landlord's property. Upon termination of this Lease, Tenant shall remove all movable furniture, equipment and trade fixtures installed by Tenant in the Leased Premises ("Tenant's Property"), and repair any damage caused to the Leased Premises by said removal. All of Tenant's Property remaining on the Leased Premises after the Expiration Date, or after any sooner termination date due to any default of Tenant, shall at the option of Landlord be deemed to be abandoned property and shall become the property of Landlord.

          Section 9. MECHANICS' LIENS. Prior to Tenant performing, or permitting performance of, any construction or other work in or about the Leased Premises for which a lien could be filed against the Leased Premises or the Building, Tenant shall have its contractor execute a Waiver of Mechanics' Lien satisfactory to Landlord, and provide Landlord with a copy thereof. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Leased Premises or the Building purporting to be for labor or materials furnished or to be furnished at the request of Tenant, then at its expense, Tenant shall cause such lien to be removed of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be removed of record within such thirty (30) day period, Landlord may cause such lien to be removed of record by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, in which event such payment(s) shall be deemed and collectible as Additional Rent and Tenant shall reimburse Landlord in the amount paid by Landlord, including expenses, within ten (10) days after Landlord's billing therefor. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such, lien or removal of record. The provisions of this Section 9 shall survive the expiration or sooner termination of this Lease.

          Section 10. BUILDING SERVICES. Landlord shall provide the following services, systems and facilities for the Building and Common Areas within the Building ("Building Services"), and for the Common Areas outside the Building ("Common Area Services"), subject to Tenant's payment of Additional Rent as set forth in paragraph 4 above;

               (a) Basic HVAC for the Leased Premises. Tenant shall be responsible for utility charges related to the HVAC systems(s) serving the Building based on the Tenant's Space Ratio. Landlord further shall perform necessary repairs and maintenance on the HVAC system(s) and shall be reimbursed by Tenant for the actual costs to Landlord of said repairs and maintenance based on the Tenant's Space Ratio. Tenant shall also be solely responsible, at Tenant's cost, for all major repairs and any replacement of the HVAC system(s);

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

               (b) Electrical service for office, manufacturing, research and development and light industrial use, including office, manufacturing, research and development and light industrial equipment, in the Leased Premises, subject to payment by Tenant of all utility charges;

               (c) Life safety support systems for the Building including sprinkler and fire extinguisher inspections subject to reimbursement by Tenant for the cost of same; however, Landlord shall be responsible, at Landlord's cost, for major repairs and any replacement of the sprinkler system;

               (d)    Structural systems for the Building;

               (e) Water and sewer system for Tenant's use at the Leased Premises and a plumbing system for the Building, subject to payment by Tenant of all fees and charges related thereto;

               (f) Cleaning and maintenance of Common Areas in or relating to the Building, including bathroom facilities, if any, subject to payment by Tenant of a proportionate share of the Common Area expenses based on the Tenant's Space Ratio;

               (g)    Landscaping and snow and ice removal; provided
Landlord shall not be obligated to remove snow more frequently than once in any 24-hour period, and Tenant shall be responsible for a proportionate share of the expenses related thereto based on the Tenants Space Ratio; and

               (h) Tenant shall have the continuing right during the term of this Lease to utilize, in common, on a pro-rata basis calculated upon each such tenant's space ratio, with other tenants within the Building, if any, the parking area for the Building.

Landlord does not warrant that Building Services or Common Area Services shall be free from any temporary slowdown, interruption or stoppage caused by the maintenance, repair, replacement or improvement of any of the equipment involved in the furnishing of any such services, or caused by strikes, lockouts, fuel shortages, accidents, acts of God or the elements or any other cause beyond the control of Landlord. Landlord agrees to use its best efforts to resume the service upon any such slowdown, interruption or stoppage as soon as reasonably possible.

          Section 11. ASSIGNMENT AND SUBLETTING.

               (a) Tenant shall not assign or hypothecate this Lease or any interest therein or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. For purposes of this Lease, a transfer of all or substantially all of the businesses or assets of Tenant, by merger, consolidation, sale, operation of law or otherwise shall constitute an assignment.

               (b) No sublease or assignment shall be valid and no subtenant or assignee shall take possession of the premises subleased or assigned until an executed counterpart of such sublease or assignment of this Lease has been delivered to Landlord.

               (c) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the Base Rent and Additional Rent and to perform all other obligations to be performed by Tenant under this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

               (d) In the event that the Leased Premises or any part thereof have been sublet by Tenant and Tenant is in default under this Lease then Landlord may collect rent from the subtenant and apply the amount collected to the Base Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions of this Section with respect to subletting or the acceptance of such subtenant as Tenant hereunder or a release of Tenant under the Lease, or an election by Landlord of its remedies.

          Section 12. ACCESS TO LEASED PREMISES. Landlord, its employees and agents shall have the right to enter the Leased Premises at all reasonable times during Tenant's normal business hours and at anytime in case of an emergency for the purpose of examining or inspecting the Leased Premises, showing the Leased Premises to prospective purchasers, mortgagees and (during the last year of the Lease term only) tenants of the Building, and making such alterations, repairs, improvements or additions to the Leased Premises or to the Building as permitted or required under Section 13, below. If representatives of Tenant shall not be present to open any entrance into the Leased Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business when entering the Leased premises. Except in the case of an emergency, Landlord shall notify Tenant (which notice may be oral) of Landlord's intended entry of the Leased Premises at least 24 hours advance, and obtain consent of the Tenant, which consent shall not be unreasonably withheld.

          Section 13. MAINTENANCE AND REPAIRS.

               (a) Subject to the terms hereof, Landlord shall promptly make all repairs and replacements necessary, in Landlord's discretion, to maintain or promptly restore (i) all building systems including plumbing, heating, ventilating, air conditioning and electrical systems (including the light fixtures of Tenant); (ii) roof, interior and exterior walls, windows, floors (except carpeting) and all other structural portions of the Building (whether or not including the Leased Premises), in good repair and operating condition and in order and appearance appropriate for a building of similar type. Landlord shall also be responsible for the maintenance of all Common Areas. In no event shall Landlord be obligated under this paragraph to repair damage caused by (1) any act, omission, accident or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors or (2) any alterations or additions to the Leased Premises or the Building made by Tenant without the prior written consent of Landlord (which consent shall be deemed given with respect to all of the initial Tenant Finish Work).

               (b) Tenant shall, at its sole cost and expense, provide customary routine maintenance for the Leased Premises and the fixtures therein and keep them in neat and orderly condition, wear and tear and damage by fire or other casualty excepted. Tenant shall otherwise maintain the Leased Premises except to the extent provided in paragraph (a) above.

               (c) Landlord shall not be liable for any interference with Tenant's business arising from the making of any repairs in the Leased Premises under paragraph (a) above. Landlord shall use its best efforts not to interfere with the operation of Tenant's business when making repairs in the Leased Premises. There shall be no abatement of Base Rent or Additional Rent because of such repairs.

       Section 14.    INDEMNIFICATION AND LIABILITY INSURANCE.

              (a) Tenant shall indemnify, defend and hold Landlord, its members, employees, representatives, contractors, servants and agents, harmless from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Landlord, its members, employees, representatives, contractors, servants and agents, shall not be liable to Tenant on account of, (i) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority applicable to Tenant or its use and occupancy of the Leased Premises (except for requirements applicable to the Building in general and its occupancy, which shall be Landlord's sole responsibility), or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Leased Premises. In no event shall Tenant be obligated under this paragraph to indemnify, defend or hold harmless Landlord, its members, employees, representatives, contractors, servants and agents, from and against damages, claims or demands of any kind arising out of the willful or negligent conduct of Landlord, its members, employees, representatives, contractors, servants or agents. In no event shall Landlord, its members, employees, representatives, contractors, servants or agents, be responsible for inspecting or monitoring the Leased Premises for workplace safety arising out of or with respect to Tenant's equipment and operations.

               (b) During the term of this Lease and any renewal thereof, Tenant shall obtain and promptly pay all premiums for Comprehensive General Liability Insurance with broad form extended coverage, including Contractual Liability, covering claims for bodily injury (including death resulting therefrom) and property loss or damage occurring upon, in or about the Leased

Premises, with a minimum combined single limit of at least $5,000,000. All such policies and renewals thereof shall name Landlord as an additional insured and shall otherwise be in form and substance, and from insurers, satisfactory to Landlord. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without at least thirty (30) days' prior written notice to Landlord and Tenant, and (ii) that any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord which might otherwise result in the forfeiture of said insurance. Upon request of Landlord, Tenant shall promptly forward copies of all insurance policies maintained pursuant to this paragraph indicating compliance with the terms hereof. In addition, not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall furnish Landlord with renewal certificates of the policies of insurance required under this paragraph. The aforesaid insurance limits may be reasonably increased by Landlord from time to time during the term of this Lease.

               (c) Landlord shall indemnify, defend and hold Tenant, its subtenants, shareholders, affiliates, directors, employees, representatives, contractors, servants and agents, harmless from and against any and all costs, expenses (including reasonable counsel fees), liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and Tenant, its subtenants, shareholders, affiliates, directors, employees, representatives, contractors, servants and agents, shall not be liable to Landlord on account of, (i) any failure by Landlord to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by Landlord, (ii) any failure by Landlord to comply with any statutes, ordinances, regulations or orders of any governmental authority applicable to Landlord, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Common Areas or Land as a result of the negligence and/or willful conduct of Landlord. In no event shall Landlord be obligated under this paragraph to indemnify, defend or hold harmless Tenant, its subtenants, shareholders, affiliates, directors, employees, representatives, contractors, servants or agents, from and against damages, claims or demands of any kind arising out of the willful or negligent conduct of Tenant, its subtenants, shareholders, affiliates, directors, employees, representatives, contractors, servants or agents.

          Section 15. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed under Lease, Tenant may peaceably and quietly enjoy the Leased Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and subject to the mortgages hereinafter mentioned.

          Section 16. NEGATIVE COVENANTS OF TENANT. Tenant agrees that it will not do or suffer to be done, any act, matter or thing objectionable under any generally applicable fire insurance or any other insurance now in force or hereafter placed on the Leased Premises or any part thereof or on the Building by Landlord which shall cause such Policy to become void or suspended. In case of a breach of this covenant, in addition to all other remedies hereunder, Tenant agrees to pay to Landlord, as Additional Rent, any and all increases in premiums on insurance carried by Landlord on the Leased Premises or any part thereof or on the Building caused in any way by the occupancy of Tenant.

          Section 17. FIRE OR OTHER CASUALTY.

                 (a) Subject to the provisions of paragraphs (b) and (c) below, if the Leased Premises and/or any portion(s) or component(s) of the Building or the Common Areas outside the Building that are reasonably necessary to provide Tenant with normal access to and from the Building or Leased Premises or which provide Building Services or Common Area Services to the Leased Premises (the "Significant Building Components") are damaged by fire or other insured casualty, Tenant shall give prompt notice of such event to Landlord and, provided Landlord's mortgagees permit insurance proceeds to be made available for the repair and restoration of the Leased Premises, the damages shall be repaired by and at the expense of Landlord and restore to substantially the condition that existed immediately prior to such damage. Landlord agrees to repair such damage in an expeditious manner after receipt from Tenant of written notice of such damage, subject to any delays caused by Acts of God or other events beyond Landlord's control relating to the actual construction (including receipt of insurance proceeds) which Landlord has used best efforts to avoid or overcome. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, provided, however, that if the fire and/or damage was not caused by the negligence of misconduct of Tenant, its subtenants, shareholders, directors, employees, representatives, contractors, servants or agents, Tenant shall be entitled to an abatement of the rent in proportion to the unusable amount of square feet to the total square feet in the Building from the date of the casualty until the space is again useable. Tenant acknowledges notice that (i) Landlord shall not obtain insurance of any kind in Tenant's furniture or furnishings, equipment, fixtures, alterations, improvements and additions, (ii) it is Tenant's obligation to obtain such insurance at Tenant's sole expense, and (iii) Landlord shall not be obligated to repair any damage thereto or replace the same, unless such damage is caused by the negligence or misconduct of Landlord, its agents, servants or employees.

               (b) If (i) the Leased Premises are rendered substantially untenantable or any Significant Building Component is rendered substantially unusable or inoperable by reason of such fire or other casualty, or (ii) sixty percent (60%) or more of the Leased Premises is damaged by said fire or other casualty, and, in either case, Landlord's engineer or architect reasonably estimates that it will take more than three (3) months to substantially complete the required repairs and restoration, Landlord or Tenant shall have the right, upon written notice to the other within fifteen days after determination by such architect, in the case of Landlord to elect not to repair and restore the Leased Premises or Significant Building Component, and in the case of Tenant (except with respect to a fire or other casualty caused by the negligence or willful misconduct of Tenant,, its subtenants, shareholders, directors, employees, representatives, contractors, servants or agents,) to terminate this Lease, and in such event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the Base Rent and Additional Rent to be adjusted and apportioned as of said date.

               (c) If the Building shall be damaged by fire or other casualty and any of Landlord's lenders refuse to permit available insurance proceeds to be used by Landlord to restore the Building and the Leased Premises to substantially the condition that existed immediately prior to the occurrence of the fire or other casualty, Landlord shall have the right, upon written notice to Tenant within fifteen days after notice from such lenders, to terminate this Lease, and in such event, this Lease and the tenancy hereby created shall cease and the Base Rent and Additional Rent shall be adjusted and apportioned as of the date of said termination unless terminated as of the date of said occurrence in accordance with paragraph (b) above.

          Section 18. SUBORDINATION.

               (a) Subject to the provisions of paragraph 18(b) below, this Lease shall be subject and subordinate at all times to the lien of any and all mortgages now placed on the Land or the Building without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination.

               (b) Landlord covenants and agrees to use Landlord's best efforts to obtain and furnish to Tenant, simultaneously with Tenant's execution of this Lease, an agreement reasonably acceptable to Tenant ("Non-Disturbance Agreement") executed and acknowledged from holder(s) of any mortgage now encumbering the Building or the Leased Premises ("Existing Holder") whereby each Existing Holder agrees to not disturb Tenant in its rights, use and possession of the Leased Premises and Building under this Lease or to terminate this Lease, except to the extent permitted to Landlord by the terms of this Lease, notwithstanding the foreclosure or the-enforcement of the mortgage or termination or other enforcement of an underlying lease or installment purchase agreement. Tenant covenants and agrees to execute and deliver the Non-Disturbance Agreement(s).

               (c) Tenant further agrees that this Lease shall be subject and subordinate to the lien of any mortgages hereafter placed upon the Land or the Building and that Tenant shall execute such additional documents to confirm same, provided that the holder thereof shall have entered into a Non-Disturbance Agreement with Tenant as described in paragraph (b) above, which Non-Disturbance Agreement shall be in form reasonably acceptable to the mortgagee and also may provide for the subordination of this Lease and Tenant's agreement to attorn as part of its terms.

          Section 19. CONDEMNATION.

               (a) If any of the Leased Premises or a portion of the Building or the Common Areas that contains a Significant Building Component shall be condemned or taken permanently for any public orquasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof (and, as a result, Tenant's use and enjoyment of the Leased Premises is substantially impaired), then in that event, at the option of either Landlord or Tenant exercised by notice to the other within thirty (30) days after the date when possession is taken, the term of this Lease shall cease and terminate as of the date when possession is taken pursuant to such proceeding or purchase. The Base Rent and Additional Rent shall be adjusted apportioned as of the time of such termination and any Base Rent and Additional Rent paid for a period thereafter shall be refunded. In the event a material portion only of the Building shall be so taken (even though the Leased Premises may not have been affected by the taking of a portion of the Building), Landlord may, within such 30-day period, elect to terminate this Lease as of the date when possession is taken pursuant to such proceeding or purchase or Landlord may elect to repair and restore the portion not taken at its own expense, and thereafter the Base Rent and Additional Rent shall be reduced proportionately to reflect the portion of the Leased Premises or Building not taken.

               (b) In the event of any total or partial taking of the Building, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and Tenant hereby waives all rights against Landlord and the condemning authority except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made to Tenant, if any, specifically for damages for loss of movable trade fixtures, equipment and moving expenses.

          Section 20. ESTOPPEL CERTIFICATE. At any time and from time to time and within ten (10) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant, certifying that (i) this Lease is in full force and effect without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the dates of the modifications and amendments); (ii) the dates to which annual Base Rent and Additional Rent have been paid; (iii) to the knowledge of the certifying party, no default exists under this Lease or specifying each such default; and (iv) such other matters as Landlord may reasonably request; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective mortgagee of the Building, or by others, in any matter affecting the Leased Premises.

          Section 21. DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default") and a material breach of this Lease by Tenant:

               (a) The failure of Tenant to take possession of the Leased Premises within sixty (60) days after the Commencement Date of this Lease;

               (b) A failure by Tenant to pay, when due, any installment of Base Rent required to be paid by Tenant under this Lease, and such failure continues for more than fifteen (15) days after written notice, provided that such grace period shall not be applicable more than two times in any twelve
(12) consecutive month period;

               (c) A failure by Tenant to pay, when due, any installment of Additional Rent or any other sum required to be paid by Tenant under this Lease and such failure continues for more than fifteen (15) days after Tenant has received written notice of the delinquent payment from Landlord, provided that such grace period shall not be applicable more than two times in any twelve
(12) consecutive month period;

               (d) A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, and such failure continues for thirty

(30)days after Tenant receives written notice thereof from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty (30)day period but is subject to cure within an additional sixty (60) days after the end of the thirty (30)day period, Tenant shall not be deemed to be in default if Tenant shall commence and diligently pursue the cure of the default within such thirty (30)day period and cures such failure within such additional sixty (60)day period; and

               (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment of a receiver or trustee of Tenant's property pursuant to any local, state or federal bankruptcy or insolvency law; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty
(60) days after the filing thereof.

          Section 22. REMEDIES. Upon the occurrence of any Event of Default then, in addition to all rights and remedies provided by law or equity, or provided for elsewhere in this Lease, Landlord shall have all of the rights and remedies specified in the following paragraphs, without any further notice or demand whatsoever

               (a) Landlord may perform for the account of Tenant the cure of any such default of Tenant and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest accrued at a rate per annum equal to the prime rate announced by Citibank, N.A., from time to time ("Prime Rate"), plus four percent (4%), from the date of any such expenditures;

               (b) Landlord may immediately proceed to collect or bring action for the rent as well as for liquidated damages provided for hereinafter, as being rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof, the requirement of a Notice to Quit being hereby expressly waived;

               (c) Landlord may re-enter and repossess the Leased Premises breaking open locked doors, if necessary, and may use as much force as necessary to effect such entrance. Landlord may remove all of Tenant's goods and property from the Building and store same, at Tenant's sole cost and expense,

               (d) At any time after the occurrence of any Event of Default, Landlord may re-enter and repossess the Leased Premises or any part thereof and attempt to relet all or any part of the Leased Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease. Landlord shall consider any tenant offered by Tenant in connection with such reletting. For the purpose of such reletting, Landlord may decorate or make reasonable repaires. changes, alterations or additions in or to the Building and Leased Premises to the extent reasonably deemed necessary by Landlord; and the cost of such changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant during the remaining term of the Lease shall be credited against the balance of the Base Rent and Additional Rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Base Rent and Additional Rent would have been payable under this Lease, the amount due hereunder less the net amount obtained by Landlord from such new tenant. Landlord shall use reasonable efforts to re-let the Leased Premises;

               (e) At its option, Landlord may serve notice upon Tenant that this Lease and the unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than fifteen (15) days after the date of such notice, without any right on the part of Tenant to save the forfeiture by payment of any sum due or by performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the entire right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the expiration date of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender the Leased Premises to Landlord and Landlord may enter into and repossess the Leased Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property therein, without being liable to indictment, prosecution or damages therefor;

               (f) At Landlord's option, Tenant shall pay to Landlord on demand all Base Rent, Additional Rent and other charges payable hereunder due and unpaid to the date of demand (allowing Tenant a credit for any sums collected by Landlord from any new tenant to the extent provided in paragraph
(d) above), together with liquidated damages in an amount equal to twenty five percent (25%) of the Base Rent, Additional Rent and other charges required to be paid under this Lease from the date of said demand to the Expiration Date of the term of this Lease, as if the same had not or will not be terminated, together with interest thereon from the date of demand to the date paid at a rate equal to the Prime Rate plus four percent (4%) per annum. The amount of liquidated damages attributable to Tenant's Space Ratio of operating costs shall equal the amount of such costs paid as Additional Rent by Tenant for the entire Lease Year immediately prior to such default multiplied by the number of Lease Years (or portions thereof) remaining through the Expiration Date. Landlord and Tenant acknowledge that the damages to which Landlord is entitled in the event of a default under this Lease and, if applicable, termination by Landlord, are not easily computed and are subject to many variable factors. Therefore, Landlord and Tenant have agreed to the liquidated damages as herein provided in order to avoid extended litigation in the event of default by Tenant, and if applicable, termination of this Lease.

     In the event Landlord exercises the remedy under this paragraph and Tenant pays Landlord the entire amount of the liquidated damages, Landlord shall be deemed to have made an election of remedies and except for regaining possession of the Leased Premises and termination of this Lease, Landlord shall not be entitled to exercise any further remedy under this Section; it being expressly agreed by the parties that the payment of the liquidated damages shall not entitle Tenant to continue this Lease and possession of the Leased Premises, which Landlord may terminate at any time under an Event of Default hereunder.

               (g) If an Event of Default shall arise as a result of Tenant's failure to pay any Base Rent, Additional Rent or other charges hereunder (for the purposes of this sub-section, "Charges"), Tenant hereby empowers any Prothonotary, Clerk of Court or attorney of any Court of Record to appear for Tenant in any and all actions which may be brought for such Charges and to sign for Tenant a warrant of attorney for the recovery of such Charges subject to the limitations as set forth in Section 22(f) hereof, and in said warrant or suit to CONFESS JUDGMENT against Tenant for same, and for interest at the rate of one and one half percent (11/2%) per month from the date of delinquency or such lower rate required by applicable law. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time in the event of subsequent Events of Default during the original or any extension term hereof, and such powers may be exercised as well after the expiration of the original term and/or during any extension or renewal of this Lease. Interest at the above stated rate shall continue to accrue on any and all outstanding sums due to Landlord notwithstanding the entry of judgment.

     When this Lease shall be terminated as a result of an Event of Default, either during the original Term of this Lease or any renewal or extension thereof, and also when and as soon as the Term hereby created or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to CONFESS JUDGMENT in EJECTMENT against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the herein Leased Premises, for which this Lease shall be its sufficient warrant, whereupon, if Landlord so desires, a writ of Execution or of Possession may issue forthwith, without any prior writ or proceedings whatsoever subject, however, to the applicable Rules of Civil Procedure for the Commonwealth of Pennsylvania, as amended, and provided that if for any reason after such action shall have been commenced the same shall be determined and the possession of the Leased Premises hereby demised remain in or be restored to Tenant, Landlord shall have the right upon any subsequent Event or Events of Default, or upon the termination of this Lease as hereinbefore set forth, to enter successive judgments to recover possession of the said Leased Premises, the ability to CONFESS JUDGMENT in EJECTMENT contained herein not being exhausted by the single or multiple use thereof.

          Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any goods on the Leased Premises, or elsewhere from distraint, levy or sale in any legal proceedings taken by the Landlord to enforce any rights under this Lease. Tenant further waives the right of inquisition on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease, and does hereby voluntarily condemn the same and authorizes the Prothonotary or Clerk of Court to issue a Writ of Execution or other process upon Tenant's voluntary condemnation, and further agrees that the said real estate may be sold on a Writ of Execution or other process. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the term or sooner termination of this Lease, or for nonpayment of rent or any other reason to the extent applicable, if at all, Tenant specifically waives the right to the three months' notice and/or the fifteen or thirty days' notice required by the Act of April 6, 1951, P.L. 69, and any and all amendments thereto. Tenant also expressly agrees to pay for all of Landlord's costs and expenses, including but not limited to attorney's fees, incurred by Landlord in the enforcement of any or all of his rights hereunder. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity.

               (h) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

          Section 23. REQUIREMENT OF STRICT PERFORMANCE. The failure or delay on the part of Landlord to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, or in any way to affect the validity of this Lease or any part thereof, or the right of Landlord to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Base Rent or Additional Rent at a time when the Tenant is in default in the payment of Base Rent or Additional Rent under this Lease shall not be construed as waiver of such default. The receipt by Landlord of a lesser amount than the Base Rent or Additional Rent due shall not be construed to be other than a payment on account of the Base Rent or Additional Rent then due, and any statement on Tenant's check or any letter accompanying Tenant's check to the contrary shall not be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Base Rent or Additional Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

          Section 24.   SURRENDER OF LEASED PREMISES; HOLDING OVER.

               (a) The Lease shall terminate and Tenant shall deliver up and surrender possession of the Leased Premises to Landlord at 11:59 P.M. local time on the last day of the term hereof, and Tenant hereby waives the right to any notice of termination or notice to quit. Upon the expiration or sooner termination of this Lease, Tenant covenants to deliver up and surrender possession of the Leased Premises in the same condition in which Tenant has agreed to maintain and keep the same during the term of this Lease in accordance with the provisions of this Lease, normal wear and tear excepted.

               (b) Upon the failure of Tenant to surrender possession of the Leased Premises to Landlord upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord, as liquidated damages, an amount equal to 150% of the then current Base Rent and Additional Rent required to be paid by Tenant under this Lease, applied to the first thirty (30) days Tenant shall remain in possession after the expiration or sooner termination of this Lease, and 200% of the then current Base Rent and Additional Rent required to be paid by Tenant under this Lease, applied to the holdover period from and after the 31st day Tenant shall remain in possession after the expiration or sooner termination of this Lease. Acceptance by Landlord of Base Rent or Additional Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or otherwise provided by law.

          Section 25. COMPLIANCE WITH LAWS AND ORDINANCES. At its sole cost and expense, Tenant shall promptly fulfill and comply with all laws, ordinances, regulations and requirements of the Federal, state and local governments and any and all departments thereof having jurisdiction over the Building applicable to Tenant's use and occupancy of the Leased Premises (but not those applicable to the Building generally or its occupancy, which, subject to the terms hereof, shall be Landlord's sole responsibility), and the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting Tenant's occupancy of the Leased Premises or the business conducted therein.

          Section 26.   TENANT DESIGN PROCESS.

               (a) Landlord shall retain, at Landlord's cost and expense, the services of a qualified and experienced tenant finish architect ("Tenant Finish Architect") and other consultants, to be approved by Tenant, as shall be reasonably necessary for the purposes of planning, designing and construction of the Leased Premises for Tenant's occupancy acceptable to Tenant in scope and detail ("Tenant Finish Work"), it being understood that Landlord's required "Tenant Finish Work" shall be limited to amounts determined in Landlord's discretion to be normal tenant finish work and that Landlord's financial contribution to said work shall in no event exceed the Tenant Finish Work Allowance Amount (as defined below). It is agreed that the design and installation of the HVAC system in the Building shall be included in the Tenant Finish Work. The cost of the Tenant Finish Architect shall be included in the Tenant Finish Work Allowance Amount provided by Landlord. The Tenant Finish Architect shall be responsible for the development, completion and submission of certain design and construction documentation for Tenant's and Landlord's review and approval as set forth herein. Tenant hereby approves Lee Architectural Associates as the Tenant Finish Architect.

               (b) The Tenant Finish Architect shall meet with Tenant to determine Tenant's space requirement program. Tenant's space requirement program shall include a determination of Tenant's general space requirements, Tenant's specific functional and organizational space requirements, special lighting, electrical and security requirements, preferred locations and configurations of offices, work rooms, manufacturing requirements, conference rooms, reception areas, file rooms and other rooms, and a determination of any other specialized Tenant requirements.

               (c) The Tenant Finish Architect shall complete the plans, drawings, and specifications ("Tenant Construction Documents") necessary and required to implement the Tenant Finish Work. Tenant Construction Documents shall be in compliance with and contain all information necessary to obtain the permits and licenses required to perform the Tenant Finish Work.

          Section 27. TENANT FINISH WORK.

               (a) Tenant hereby approves and Landlord consents to the use of Boyle Associates, or such other contractor as may be approved by Tenant, as the Tenant Finish Work contractor. Within two weeks after receiving the Tenant Construction Documents, Boyle Associates will develop a not-to-exceed construction cost for the entire Tenant Finish Work.

               (b) Landlord shall pay the Tenant Finish Work Allowance Amount towards the cost of the Tenant Finish Work for the Leased Premises. Tenant shall pay for the balance of the cost of the Tenant Finish Work for the Leased Premises. Such amounts shall be payable as follows:

                     (1) Upon receipt and approval by Landlord and Tenant of the not-to-exceed figure for the Tenant Finish Work for the Leased Premises, Landlord and Tenant shall open a joint checking account requiring the signatures of both Landlord and Tenant on checks. Landlord shall deposit the Tenant Finish Work Allowance Amount into said account, and Tenant will deposit an amount equal to the not-to-exceed figure less Tenant Finish Work Allowance Amount, in each case within ten (10) days of the acceptance of the not-to-exceed figure except as otherwise mutually agreed by Landlord and Tenant.

                     (2) All invoices for the Tenant Finish Work, upon approval by Boyle Associates and Lee Architectural Associates, shall be delivered to Landlord for review with Tenant and approval by both Landlord and Tenant.

                     (3) Upon approval of the invoices, Landlord and Tenant shall jointly execute a check and deliver the same for payment of such invoices.

                     (4) Tenant shall be responsible for the cost of any Tenant Finish Work in excess of Tenant Finish Work Allowance Amount regardless of the reason for such overage. In the event the total cost of the Tenant Finish Work is in excess of Tenant Finish Work Allowance Amount but less than the total amount deposited in the joint account, the balance remaining in the account upon completion of the Tenant Finish Work shall be delivered to Tenant. In the event the total cost of the Tenant Finish Work is less than the Tenant Finish Work Allowance Amount, an amount equal to Tenant Finish Work Allowance Amount less the total cost shall be refunded to Landlord and the balance remaining in the account, if any, shall be delivered to Tenant. The provisions of this Section 27(b)(4) shall survive the expiration or earlier termination of this Lease.

               (c) The term "Tenant Finish Work Allowance Amount" shall mean the excess, if any, of $4 million over the total amount of the Final Construction Budget approved by the parties in accordance with Section 1(c) of this Lease and shall be set forth in the Revised Exhibit B adopted pursuant to
Section 1(d) of this Lease.

               (d) Landlord shall cause all Tenant Finish Work to be done in a good and workmanlike manner. Subject to force majeure, Landlord shall cause the Tenant Finish Work to be carried forward expeditiously and with adequate work forces so as to achieve Substantial Completion of the Leased Premises on or before the Anticipated Commencement Date.

               (e) Landlord shall leave the Leased Premises, upon completion of all construction, in a broom-swept and fully serviceable fashion.

               (f) If, within one (1) year after the date of Substantial Completion of the Tenant Finish Work, any of Tenant's Finish Work is reasonably found by Tenant to be not in substantial accordance with the requirements of the Tenant Construction Documents, Landlord shall cause it to be corrected promptly after receipt of written notice from Tenant to do so, provided however, that Landlord's financial contribution toward the Tenant Finish Work shall not exceed the Tenant Finish Work Allowance Amount. Landlord's obligation under this paragraph shall survive Tenant's occupancy of the Leased Premises upon Substantial Completion. Tenant shall give Landlord notice promptly after discovery of the condition.

               (g) Changes in the Tenant Finish Work may be accomplished only by change order signed byLandlord and Tenant ("Change Order"). Changes in the Tenant Finish Work shall be performed in conformity with the provisions of this section and the provisions of the Change Order.

          Tenant shall have the right to request changes in the Tenant Finish Work by making a written request to Landlord describing the requested change, provided that Landlord shall not be obliged to execute the requested change unless a Change Order is issued with respect thereto.

          A Change Order is a written instrument prepared by the Tenant
Finish Contractor and signed by Landlord and Tenant stating their agreement upon all of the following: (a) a change in the Tenant Finish Work; (b) the extent of the adjustment in the cost of the Tenant Finish Work, and which party shall pay; and (c) the extent of the adjustment in the date of Substantial Completion of the Tenant Finish Work, if any.

          Section 28. TENANT'S SEPARATE CONTRACTORS. At Tenant's sole cost and expense, Tenant may perform work with separate contractors, prior to the Commencement Date, subject to the following requirements:

               (a) The work shall be limited to computer, network installation, telephone installations, process gas line installation, DI water system installation, and furniture, carpet, and equipment installations.

               (b) Tenant shall obtain Landlord's prior written approval of the contractor and of the specified work to be performed, which approval will not be unreasonably withheld or delayed, and shall furnish Landlord with adequate design documentation of such work.

               (c) As soon as practicable, Tenant shall furnish to Landlord, in writing, the names of the persons or entities proposed to perform Tenant's separate work. Tenant shall not contract with any person or entity with whom Landlord has reasonable objection.

               (d) The entry by Tenant and Tenant's contractors, workmen and mechanics into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, except the covenant to pay Base Rent and Additional Rent.

               (e) Landlord shall not be liable to Tenant in any way for any injury or death to any person or persons, loss or damage to any of the leasehold improvements or installations made in the Leased Premises or loss or damage to property placed therein or thereabout, the same being at Tenant's sole risk, except for any injury or damage caused in whole or in part by the negligence or willful misconduct of Landlord, its employees, agents or independent contractors. In addition to any other conditions or limitations on such license to enter the Leased Premises prior to the Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the Leased Premises prior to the Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of Comprehensive General Liability insurance coverage and financial responsibility.

               (f) Landlord shall endeavor to afford Tenant's separate contractors reasonable access to work areas at reasonable times consistent with the restrictions herein, provided, however, that the reasonable decision of Landlord as to such access shall be final.

          Section 29. SUBSTANTIAL COMPLETION.

               (a) As used herein, the Leased Premises shall be considered "Substantially Complete" as of the date when construction of the Building, Common Areas and Tenant Finish Work has been substantially completed in conformity with the Floor Plans of the Building and the Leased Premises annexed as Exhibit A hereto and the Tenant Construction Documents, in all aspects necessary to permit Tenant to occupy and utilize the Leased Premises for the uses permitted by this Lease, subject to minor punch list items.

               (b) Immediately prior to occupancy of the Leased Premises by Tenant, Tenant and Landlord jointly shall inspect the Building and the Leased Premises in order to determine and record their condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in conformity with the building plans and specifications set forth in Exhibit A and Tenant's Construction Documents ("Punch List Item"). Thereafter Landlord shall proceed promptly to complete and correct all Punch List Items.

          Section 30. TENANT DELAYS DEFINED. A "Tenant Delay" is any delay in the completion of Tenant's Construction Documents or in preparation of the Leased Premises for occupancy, caused by an act or omission of Tenant, including, without limitation, the following:

               (a) Tenant's failure to submit in a timely manner as provided herein approved Tenant's Construction Documents.

               (b) Delay caused by revisions to approved Tenant's Construction Documents requested by Tenant after submission to Landlord.

               (c) Delay in the commencement of Tenant Finish Work resulting from Tenant's failure to authorize the award of the Tenant Construction Contracts in a timely manner as provided herein.

               (d) Delay caused by the performance or nonperformance of any work or activity by Tenant or any of its employees, agents or separate contractors or consultants, provided Landlord gives Tenant written notice of such delay as promptly as possible, but in any event within (30) days following any such delay.

               (e) Delay caused by Tenant requested changes in the Tenant Finish Work as established by written Change Order signed by Landlord and Tenant.

          Section 31. DELAY IN POSSESSION. In the event that Substantial Completion of the Leased Premises is delayed by any Tenant Delay, then for purposes of determining the Commencement Date as provided in Section 2 hereof, the date of Substantial Completion shall be adjusted by subtracting one (1) day from the actual date of Substantial Completion of the Leased Premises for each day of Tenant Delay.

          Section 32. OPTIONS TO RENEW; ADDITIONAL SPACE; RIGHT OF FIRST
REFUSAL.

               (a) Landlord hereby grants Tenant one (1) option to renew the term of the Lease, upon the following terms and conditions:

                      (1) The renewal term shall be for five (5) years, commencing on the day following the expiration date of the initial term;

                      (2) Tenant must exercise the option, if at all, upon at least ninety (90) days' written notice to Landlord, prior to the expiration date of the initial term, as the case may be;

                      (3) At the time Tenant delivers its notice of election to renew to Landlord, this Lease shall be in full force and effect and Tenant shall not then be in default under any of the material terms and conditions of the Lease beyond any applicable cure period;

                      (4) The renewal term shall be upon the same terms, covenants and conditions contained in this Lease, except that the annual Base Rent for the renewal term shall be the rent set forth in Exhibit H attached hereto;

                      (5) Tenant shall continue to pay Tenant's Space Ratio of all costs and expenses of operation as set forth in Section 4 above;

                      (6) In the event that Tenant assigns this Lease at any time prior to the end of the tenth (10th) Lease Year, there shall be no further right or privilege to renew the term of this Lease; and

                      (7) If Tenant exercises the option to renew, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the commencement and expiration dates of the renewal term, the Base Rent payable by Tenant during the renewal term, and any other relevant terms and conditions agreed upon by Landlord and Tenant applicable during the renewal term.

               (b) (1) If, during the period commencing after the date hereof and through to the end of the term or any renewal term, Landlord shall construct additional space and or buildings upon the Land that are not part of the Building and Landlord shall have received a bona fide offer or request for proposal from a third party (other than Landlord or any person or entity affiliated with Landlord) to lease any such additional space, other than the space then (or at any prior time) under lease to Tenant (or any affiliate or subtenant of Tenant) pursuant to this Lease or otherwise (the additional space is referred to herein as "Additional Space"), or Landlord shall make an offer to such third party to lease the Additional Space, provided that there has been no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would constitute an Event of Default) that has occurred and is continuing at such time, Landlord shall notify Tenant that it has made an offer or received an offer or request for proposal for such space. In the event Landlord and such third party agree on the terms for leasing the Additional Space, then promptly following such agreement (which shall be subject to Tenant's rights under this Section 32(b)(1)), Landlord shall notify Tenant of such occurrence, in writing (the "Expansion Notice"), including the proposed rental rate, lease term, renewal(s) and other material terms, if any, contained in such agreement with the third party for leasing the Additional Space. The Expansion Notice shall also contain the terms upon which Landlord will be willing to lease the portion of the Additional Space subject to such agreement, to Tenant (the "Offered Terms"), including, without limitation, the term, any renewal term and rental rate (it being understood that the Offered Terms will be fair market terms, but may be different than but in no event less favorable to Tenant than the terms applicable to the third party). Tenant shall have thirty (30) days from receipt of Landlord's Expansion Notice to exercise its option to lease the portion of the Additional Space subject to such offer (on the Offered Terms), by written notice to Landlord. The parties further agree that once any space in the Additional Space is leased to any person or entity other than Landlord or any person or entity affiliated with Landlord (any such tenant being referred to herein as the "New Tenant" and such portion of the Additional Space leased to the New Tenant being referred to as the "New Tenant Space"), and provided that Landlord has complied with the provisions in this Section 32 (b)(1) with respect to such space and the terms under which the New Tenant Space is leased are no more favorable to the New Tenant than the Offered Terms, Tenant's rights described in this Section 32(b)(1) with respect to the New Tenant Space shall expire, and Landlord shall have no further obligations to Tenant with respect to the New Tenant Space, except as expressly provided in Section 32(b)(2) hereof.

                      (2) If, during the period commencing after the date hereof and through to the end of the term or renewal term any New Tenant provides written notice to Landlord that it is vacating any New Tenant Space and ending its lease of such space (and is not subleasing or assigning such space to another entity) or the lease of such space otherwise terminates or expires, and provided that there has been no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would constitute an Event of Default) that has occurred and is continuing at such time, Landlord shall notify Tenant of the same, and the terms upon which Landlord will be willing to lease the New Tenant Space to Tenant (the "Offered Lease Terms"), including, without limitation, the term, any renewal term and the rental rate (it being understood that the Offered Lease Terms will be fair market terms and in no event less favorable to Tenant than the terms applicable to the New Tenant), and that Tenant may elect to lease the New Tenant Space on such terms when such space becomes available. Tenant shall have thirty (30) days from receipt of Landlord's notice to exercise its option to lease such New Tenant Space (on the Offered Lease Terms), by written notice to Landlord. In the event that Tenant does not exercise its right with respect to such New Tenant Space, Tenant's rights described in this Section 32(b)(2) with respect to such New Tenant Space shall expire, and Landlord shall have no further obligations to Tenant with respect to such New Tenant Space; provided that Landlord has complied with this
Section 36(b)(2) and does not thereafter lease the New Tenant Space to a third party on terms more favorable than the Offered Lease Terms.

                      (3) If requested in writing by Tenant, Landlord shall, promptly following its receipt of such request, provide Tenant with the then current tenants at the Leased Premises and the scheduled expiration dates of their respective leases.

                      (4) Notwithstanding anything contained in this Lease, the parties agree that the provisions of Sections 32(b)(1) and 32(b)(2) hereof shall not be applicable, and shall be of no force or effect, if Tenant (and/or any affiliate of Tenant) at any time is leasing the entire portion of the Leased Premises and all leasable portions of any Additional Space pursuant to this Lease or otherwise.

               (c) If, during the period commencing after the date hereof and through to the end of the term or the renewal term, Landlord shall have made a bona fide offer to or received a bona fide offer or request for proposal from a third party (other than Landlord or any entity or person affiliated with Landlord) to sell the Leased Premises, the Additional Space or any part thereof, Landlord shall notify Tenant of such occurrence. In the event Landlord and such third party reach agreement on the terms of such sale (which agreement shall be subject to Tenant's rights under this Section 32(c)), then promptly following the reaching of such agreement, Landlord shall notify Tenant of such occurrence, in writing (the "Sale Notice"), including the proposed terms of such sale. The Sale Notice shall also contain the essential terms upon which Landlord will be willing to sell the Lease Premises, the Additional Space or the portion thereof, as the case may be, to Tenant (the "Offered Sale Terms") (it being understood that the Offered Sale Terms shall be fair market terms and in no event less favorable to Tenant than the terms of sale agreed to with such third party). Tenant shall have thirty (30) days from receipt of Landlord's Sale Notice to exercise its right of first refusal (on the Offered Sale Terms), by written notice to Landlord. The parties further agree that once any sale to any person or entity other than Landlord or any person or entity affiliated with Landlord (any such purchaser being referred to herein as the "New Owner") has occurred, Tenant's rights described in this Section 32(c) with respect to the right of first refusal shall expire; provided that Landlord has complied with the provisions in this Section 32(c) with respect to such sale and Landlord does not sell to the New Owner on terms more favorable than the Offered Sale Terms.

          Section 33. PURCHASE OPTION. At any time on or prior to the end of the tenth (10th) Lease Year, Tenant shall have the right, privilege and option (the "Option"), upon the terms and conditions hereinafter set forth, to purchase the Leased Premises. The Option shall be exercised by Tenant giving Landlord written notice of its intent to exercise the Option (the "Option Notice"). The following terms and conditions shall apply to a sale made pursuant to exercise of the Option:

               (a) Closing on the sale of the Leased Premises pursuant to the Option (the "Closing") shall be made by Landlord and Tenant within ninety
(90) days after the Option Notice is given to Landlord, on such date as Tenant shall specify as the date of the Closing (the "Closing Date"). The Closing shall occur at such place in Bethlehem, Pennsylvania, as Tenant shall specify in writing to Landlord.

               (b) The purchase price shall be paid at the Closing by
certified check, cashier's check or title insurance company check. The purchase price for the Leased Premises shall be calculated as follows: (i) as of the Closing Date, the aggregate of (A) the Equity Return (as defined below), plus
                                                                         ----
(B) the then current unpaid principal balance of all Landlord's loan(s) or other borrowings incurred for the purpose of acquiring the Leased Premises and constructing, improving, renovating and maintaining the Building and Common Areas plus accrued but unpaid interest, pre-payment penalties, fees, costs and
      ----
similar expenses of and from Landlord's lender(s); then (ii) the sum of subparagraph (i) shall be reduced by the amount of the security deposit then
                          -------
held by Landlord pursuant to Section 47 of the Lease.

               (c) For purposes hereof, the term "Equity Return" shall be determined pursuant to the following formula:

               ER = LEC x (1.5 + (0.05 x LY))

               "ER" means the Equity Return payable in connection with the exercise of the Option.

               "LEC" means the final Landlord Equity Contribution as set forth in the Revised Exhibit B to this Lease.

               "LY" means the Lease Year in which the Option is exercised by Tenant, provided that LY shall in no event exceed 10.

               (d) Within sixty (60) days after the Commencement Date and thereafter within sixty (60) days after the end of each calendar year, Landlord shall deliver to Tenant an amortization schedule showing the then current balance of its loan(s) then secured by mortgage(s) on the Leased Premises plus accrued interest, if any. Landlord shall give Tenant at least thirty (30) days advance written notice of any refinancing of any of the loans or borrowings referred to in Section 33(b)(i)(B). If Tenant delivers an Option Notice to Landlord during that thirty
(30) day period, Landlord agrees not to refinance such loans or borrowings.

               (e) Conveyance of the Leased Premises shall be by special warranty deed to Tenant, together with an assignment of all other existing tenant leases, if any, on any portion of the Leased Premises. Title shall be a good and marketable fee simple title, free and clear of all liens and encumbrances, and shall be insurable as such at regular rates by a title insurance company maintaining an office in Allentown or Bethlehem, Pennsylvania.

               In the event that a good and marketable title, as provided in the previous paragraph, cannot be given by Landlord to Tenant, the Tenant may accept the title without insurance or subject to exceptions or Tenant may, by written notice to Landlord, rescind its exercise of the Option.

               Real estate taxes shall be apportioned between the parties as of the Closing Date on a fiscal year basis. All rent under the Lease and any other tenant leases, and all sewer rent, water rent and other utility charges shall be apportioned as of the Closing Date on the basis of the then current term. Municipal assessments shall be the responsibility of the Tenant.

               (f) The costs and expenses of sale and conveyance shall be borne by the parties as follows:

                      (i) Landlord shall pay for the preparation of and acknowledgment of the deed.

                      (ii) Tenant shall pay all Pennsylvania and local real estate transfer taxes.

                      (iii) All other expenses of conveyance shall be paid by the party incurring them.

               (g) Provided the Closing occurs, Tenant shall be responsible for the costs of any work done or ordered to be done by notice from any duly constituted authority upon or about the Leased premises after the date of the exercise of the Option.

               (h) In the event that Tenant assigns this Lease at any time prior to the end of the tenth (10(th)) Lease Year, there shall be no further right or privilege to exercise the Option to purchase the Leased Premises in accordance with this Section 33 unless Landlord agrees in writing that the Option shall be exercisable by the assignee.

               (i) The parties hereto shall execute and Tenant shall record, at its sole cost and expense, a Memorandum of Lease substantially in the form as attached hereto as Exhibit I.

          Section 34. PROJECT NAME AND SIGNAGE. During the term of this
Lease, Tenant shall have the right to display its name highest on a "monument sign" located near the entrance to Land (to the extent permitted by applicable zoning ordinances and regulations). No other signage shall be permitted on the Leased Premises without the prior written approval of Landlord.

          Section 35. ARBITRATION. Any controversy or claim arising out of or related to this Lease (other than arising under paragraphs 21 and 22 hereof) shall be settled by arbitration in Northampton County, Pennsylvania, in accordance with the Rules of the American Arbitration Association, and the arbitrator's award shall be binding on the parties and judgment upon such award may be entered in any court having jurisdiction thereof. If Landlord and Tenant are unable to agree on the resolution of a controversy or claim, either party may five (5) days thereafter, by written notice to the other and to the American Arbitration Association, submit the dispute to arbitration for conclusive and final determination. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Landlord and the Tenant, including Tenant's assigns and subtenants.

          Section 36. NOTICES. All notices or demands under this Lease shall be in writing and shall be given or served by either Landlord or Tenant to or upon the other, either personally or by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by Federal Express or any other national overnight delivery service, and addressed as follows:

               (a)    To Landlord:

                      Tech III Partners, LLC
                      Attn: Michael J. Gausling
                      1512 Colesville Road
                      Bethlehem, Pennsylvania 18015

               (b)    To Tenant:

                      OraSure Technologies, Inc.
                      Attn: Ronald H. Spair, CFO
                      150 Webster Street
                      Bethlehem, Pennsylvania 18015

          All notices and demands shall be deemed given or served upon the date of receipt thereof if by personal delivery, two (2) business days following mailing if by certified mail, and one (1) business day following sending if by any national overnight delivery. Either Landlord or Tenant may change its address to which notices and demands shall be delivered or mailed by giving written notice of such change to the other as herein provided.

          Section 37. BROKERAGE. Except as otherwise disclosed in writing to Landlord, Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Landlord for this Lease and with no other broker, firm, company or person.

          Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed by or asserted against Landlord by reason of the falsity or error of Tenant's warranty.

          Section 38. FORCE MAJEURE. Landlord and Tenant shall each be excused for the period of any delay in the performance of any of its obligations under this Lease, except for Tenant's obligations to pay Base Rent and Additional Rent, when prevented from so doing by cause or causes beyond their control, which shall include, without limitation, all labor disputes, civil commotion, or Acts of God.

          Section 39. SUCCESSORS. The respective rights and obligations of Landlord and Tenant under this Lease shall bind and shall inure to the benefit of Landlord and Tenant and their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successor of Tenant unless Landlord's written consent to the transfer, if any, to such successor has first been obtained in accordance with Section 11(a). The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession of the Leased Premises for the time being. In the event of any sale (including any sale-leaseback) of the Leased Premises, Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder, provided the transferee assumes all of Landlord's obligations hereunder. This subsection shall be applicable to each owner from time to time, and shall not be limited to the first owner of the Leased Premises.

          Section 40. GOVERNING LAW. This Lease shall be construed, governed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles.

          Section 41. SEVERABILITY. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions of this Lease shall in no way be affected or impaired and such remaining provisions shall continue in full force and effect.

          Section 42. CAPTIONS. Any headings preceding the text of the several sections of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease or affect its meaning, construction or effect.

          Section 43. GENDER. As used in this Lease the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

          Section 44. EXHIBITS. Attached to this Lease and made part hereof are Exhibits A through I.

          Section 45. ENTIRE AGREEMENT. This Lease, including the Exhibits contains the agreements, conditions, understandings, representations and warranties made between

Landlord and Tenant with respect to the subject main hereof, and may not be modified other than by an agreement in writing signed by both Landlord and Tenant or their respective successors in interest.

          Section 46. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of Tenant or Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said party in accordance with a duly adopted resolution of the Board of Directors of said party or in accordance with the By-Laws or other similar document of said party, and that this Lease is binding upon said party in accordance with its terms.

          Section 47. SECURITY DEPOSIT. As additional security for the full and prompt performance by Tenant of all of the terms and covenants of this Lease, Tenant has deposited with Landlord the sum of Forty Thousand Dollars ($40,000) (the "Deposit") which shall not constitute rent for any month (unless so applied by Landlord, at Landlord's discretion, on account of Tenant's default). Tenant shall upon demand restore any portion of the Deposit which may be applied by Landlord to the cure of any default by Tenant hereunder. To the extent Landlord has not applied said sum on account of a default, the Deposit shall be returned (without interest) to Tenant promptly at termination of this Lease. Notwithstanding anything to the contrary contained herein or in any law or statute now existing or hereafter passed: (i) Tenant shall not be entitled to any interest on the Deposit; (ii) Landlord shall not be obligated to hold the Deposit in trust or in a separate account, and (iii) Landlord shall have the right to commingle the Deposit with its other funds.

          Section 48. WINDOW TREATMENTS. All window treatments, door coverings and other exterior decorating and interior decorating visible from the outside of the Leased Premises shall be installed as determined by Tenant and at Tenant's sole expense, and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

          Section 49. LIABILITY OF LANDLORD. Landlord, and (in case Landlord shall be a joint venture, limited liability company, partnership, tenancy-in-common, association or other form of joint ownership) the members of any joint venture, limited liability company, partnership, tenancy-in-common, association or other form of joint ownership, shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of the Landlord in the Leased Premises or to any insurance which Landlord has obtained with respect to the Leased Premises or Landlord's liability for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed the day and year first above written.

                               LANDLORD:

WITNESS:                       TECH III PARTNERS, LLC

By: /s/ R. Sam Niedbala        By: /s/ Michael J. Gausling
   -------------------------       -----------------------------
   Name:  R. Sam Niedbala          Name:  Michael J. Gausling
   Title:                          Title: Managing Member

                               TENANT:

ATTEST:                        ORASURE TECHNOLOGIES, INC.

By: /s/ Jack E. Jerrett        By: /s/ Ronald H. Spair
    ------------------------       ------------------------------
    Name:  Jack E. Jerrett         Name:  Ronald H. Spair
    Title: Secretary               Title: Executive Vice President
                                          and Chief Financial Officer

(Corporate Seal)

                                   EXHIBIT A
                                   ---------

                      BUILDING/LEASED PREMISES FLOOR PLANS
                      -------------------------------------

                                Document Follows

                                   EXHIBIT B
                                   ---------

                                 PROJECT BUDGET
                                 --------------

Boyle - Basic Construction                     $3,015,000
Land Purchase                                     436,000
Interest Payments                                  50,000
Banking --Commitment Fees                          16,000
Insurance Expense                                   8,000
Miscellaneous                                      25,000
                                               ----------
                   Subtotal                    $3,550,000
Tenant Finish Work Allowance                      450,000
                                               ----------
                                               $4,000,000

Landlord Equity Contribution                   $  800,000
Landlord Borrowing Amount                       3,200,000
                                               ----------
                   Total                       $4,000,000

                                   EXHIBIT C
                                   ---------

                           PROJECT BUDGET AMENDMENT
                           ------------------------

     THIS PROJECT BUDGET AMENDMENT (this "Amendment") is made this ____ day of ______________, ______, by and between TECH III PARTNERS, LLC, a Pennsylvania limited liability company, having an office at 1512 Colesville Road, Bethlehem, Pennsylvania 18015 ("Landlord"), and ORASURE TECHNOLOGIES, INC., a Delaware corporation, having its principal offices at 150 Webster Street, Bethlehem, Pennsylvania 18015 ("Tenant"), with reference to the following background. Capitalized terms used herein have the meanings assigned to them in the Lease (defined below).

     WHEREAS, by Commercial Lease dated ___________________ ("Lease"), Landlord demised and leased unto Tenant, and Tenant leased and took from Landlord, for the term, at the rent and upon the terms and conditions therein set forth, certain Leased Premises known as ____________, and located at __________________ ___________________, Bethlehem, Pennsylvania, which Leased Premises are more particularly described on Exhibit A annexed to the Lease; and
                          ---------

     WHEREAS, Section 1(d) of the Lease provides that when the final Project Budget set forth in Exhibit B to the Lease has been agreed to by the parties, Landlord and Tenant shall execute and deliver this Amendment setting forth the Revised Exhibit B containing such final Project Budget;

     NOW THEREFORE, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

     1. Exhibit B to the Lease is hereby amended and restated as set forth in the Revised Exhibit B attached to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the day and year first above written.

WITNESS:                                 TECH III PARTNERS, LLC

By: ____________________________         By: __________________________________
    Name:                                    Name:
                                             Title: Managing Member

ATTEST:                                  ORASURE TECHNOLOGIES, INC.

By: ____________________________         By: __________________________________
    Name:                                    Name:
    Title: (Assistant) Secretary             Title: Executive Vice President
                                                    and Chief Financial Officer

(Corporate Seal)

                              REVISED EXHIBIT B
                              -----------------

              (As Revised Pursuant to Section 1(d) of the Lease)

                               Document Follows

                                   EXHIBIT D
                                   ---------

                       LEASE COMMENCEMENT DATE AMENDMENT
                       ---------------------------------

     THIS LEASE COMMENCEMENT DATE AMENDMENT TO LEASE (this "Amendment") is made this ___ day of ___________, _____, by and between TECH III PARTNERS, LLC, a Pennsylvania limited liability company, having an office at 1512 Colesville Road, Bethlehem, Pennsylvania 18015 ("Landlord"), and ORASURE TECHNOLOGIES, INC., a Delaware corporation, having its principal offices at 150 Webster Street, Bethlehem, Pennsylvania 18015 ("Tenant"), with reference to the following background. Capitalized terms used herein have the meanings assigned to them in the Lease (defined below).

     WHEREAS, by Commercial Lease dated ________________ ("Lease"), Landlord demised and leased unto Tenant, and Tenant leased and took from Landlord, for the term, at the rent and upon the terms and conditions therein set forth, certain Leased Premises known as __________, and located at ____________________ ___________________, Bethlehem, Pennsylvania, which Leased Premises are more particularly described on Exhibit A annexed to the Lease; and
                          ---------

     WHEREAS, Section 2 of the Lease provides that when such dates have been determined, Landlord and Tenant shall execute and deliver an instrument setting forth the Commencement Date and Expiration Date of the term if the Lease;

     NOW THEREFORE, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

     1. The Commencement Date of the Lease is _____________, ____; the Expiration Date of the Lease will be ____________. ____, unless extended or earlier terminated as provided in the Lease.

                      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the day and year first above written.

WITNESS:                                 TECH III PARTNERS, LLC

By: ____________________________         By:___________________________________
    Name:                                   Name:
                                            Title:  Managing Member

ATTEST:                                  ORASURE TECHNOLOGIES, INC.

By: ____________________________         By:___________________________________
    Name:                                   Name:
    Title: (Assistant) Secretary            Title: Executive Vice President
                                                   and Chief Financial Officer

(Corporate Seal)

                                   EXHIBIT E
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------

                                Document Follows

                                   EXHIBIT E
                                   ---------

                       BETHLEHEM TECHNOLOGY CENTER III
                       -------------------------------

                             Rules and Regulations

     1.   Landlord reserves the right to control and operate the Common Area.

     2. Tenant shall not obstruct the entrances, exits, corridors, elevators and stairways of the Building and Tenant shall not use or permit their use for any purpose other than ingress to or egress from the Leased Premises. Fire exits are for emergency use only.

     3. Landlord may, from time to time, adopt appropriate procedures for the security or safety of the Building and Tenant shall comply with such procedures. Landlord may refuse admission to the Building to any person not properly identified, or to any person whose presence, in Landlord's judgment, would be prejudicial to the safety, character, reputation and interests of the Building or its tenants. Landlord may limit or restrict access to the Building outside Business Hours (as herein defined) and Tenant shall comply with such off-hours procedures as Landlord may reasonably establish. Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Building or the Leased Premises.

     4. Tenant shall not install awnings, shades or other coverings on or in any window of the Building or on any terrace. Tenant shall use only such window blinds as Landlord has approved and Tenant shall not remove them. Tenant shall keep window sills in the Leased Premises in a neat and orderly appearance and shall not hang items from the ceilings so as to be visible from the exterior of the Building.

     5. Tenant shall not use or permit the use of hand trucks in the Common Area unless they are equipped with rubber tires and side guards.

     6. The entrance doors to the Leased Premises shall not be left open at any time and shall be locked when Tenant is not in the Leased Premises.

     7. Tenant shall not make or permit to be made any noise, including the playing of musical instruments, radio or television, which in the Landlord's judgment may disturb other tenants. Tenant shall not bring into or keep in the Leased Premises anything which may impair or interfere with any of the Building services, heating or cleaning of the Building, including, without limitation, ventilating, air conditioning, electrical or other equipment. Tenant shall not bring any dangerous, inflammable, combustible or explosive objects or materials into the Building or any Common Area except as approved by the Landlord.

     8. Except with the Landlord's prior written approval, Tenant shall not discharge or permit any acids, vapors or other materials to be discharged into the waste lines, vents or flues of the Building. Tenant shall not use the water, wash closets and other plumbing fixtures in or servicing the Leased Premises for any purpose other than for which they were designed and constructed nor shall Tenant deposit any sweepings, rubbish, rags, acids or other foreign substances therein. Tenant shall be liable for any damage resulting from negligence or misuse by Tenant, its agents, employees, servants, permitted subtenants and assignees, contractors or subcontractors, visitors or licensees.

     9. Tenant may not install or maintain any sign, advertisement or notice in or at the Land or visible from the outside of the Land without the prior written consent of the Landlord. If Tenant installs such sign, advertisement or notice, Landlord may remove same at Tenant's expense. Tenant may identify its business name by lettering on the entrance door to the Leased Premises pursuant to the terms of the Lease. Tenant may display its name, location and such reasonable number of the principal officers and employees of Tenant as Landlord in its sole discretion may approve in the Building directory provided by Landlord in the first-floor Lobby of the Building.

     10. Neither the Leased Premises nor the Common Area shall be used by Tenant, any affiliates thereof or any of their respective employees, representatives, agents or servants, at any time, in any manner prohibited by the applicable zoning laws.

     11. Tenant shall be responsible for providing electricity and other utility services (excluding HVAC) for Landlord's agents, employees, representatives, servants or contractors who are performing janitorial and cleaning services or repairs or alterations to the Leased Premises.

     12. Tenant shall not in any way deface any part of the Building or the Leased Premises. Tenant shall not install linoleum or other similar floor covering without affixing an interlining of builder's deadening felt to the floor by paste or other water soluble material; the use of cement or similar adhesive is expressly prohibited. Tenant shall not place equipment, desks, files or other heavy objects on any trench header in the floor in the Leased Premises.

     13. Tenant shall not place any additional locks or bolts on the doors of the Leased Premises nor shall Tenant change or replace any existing locks.
Upon Tenant's request, new locks will be installed or changed by Landlord at Tenant's expense; any new locks will remain operable by Landlord's Master Key. Upon termination of the tenancy, Tenant shall deliver to Landlord all keys to the Leased Premises and Building which Landlord has furnished to Tenant. In the event of loss, Tenant shall pay to Landlord the cost of replacing the keys.

     14. Canvassing, peddling, soliciting and distributing handbills or other written materials are prohibited in the Building.

     15. Landlord may designate certain places in the Parking Area for visitor, reserved, handicapped or emergency parking.

     16. Tenant, its employees, agents or servants, shall not conduct itself in any manner inconsistent with the character of the Building or which will impair the comfort and convenience of other tenants in the Building.

                                   EXHIBIT F
                                   ---------

                             RESTRICTIVE COVENANTS
                             ---------------------

                                Document Follows

                                   EXHIBIT F
                                   ---------

                             RESTRICTIVE COVENANTS
                             ---------------------

     The Lease is subject to those restrictive covenants as set forth in that Deed from Bethlehem Steel Corporation and Bethlehem Development Corporation (hereinafter referred to collectively as the "Grantors") to Landlord (for the purposes of this Exhibit F, Landlord shall be referred to as the "Grantee") dated October 10, 2001 and recorded in the office of the Recorder of Deeds in and for Northampton County on October 12, 2001 in Deed Book Volume 2002-1, page 212661 et seq. (hereinafter referred to as the "Deed"). All capitalized terms used in this Exhibit F, if not otherwise defined herein, shall have the meanings as set forth in the Deed.

     A.   1.   Subject to the provisions of Paragraph 5 below, the Premises shall be used for a facility for technology-related purposes; except, that in
                                                              ------
the event such facility cannot be used for technology-related purposes, such facility may also be used- for commercial office purposes. Such facility, as to be used for the foregoing purposes, is hereby defined as the "Project".

          2. Prior to the commencement of any construction on the Premises, the final architectural plans and specifications for the Project shall be submitted, in duplicate, to the Grantors for approval. Said architectural plans and specifications shall be consistent with the Architectural Design Guidelines and Criteria of the unrecorded document entitled "Bethlehem Works Declaration of Covenants, Conditions, Easements and Restrictions". The Grantors shall, within fifteen (15) days from the date said plans and specifications are received, either approve them, which approval shall not be unreasonably withheld, conditioned or delayed, or specify in writing its objections to them, failing which the Grantors shall be deemed to have approved them. If the Grantors shall raise objections to such plans or such specifications, the Grantee shall revise them accordingly and resubmit them, in duplicate, to the Grantors, in which event the Grantors shall have the same right to approve or to specify objections as on first submission. The Project shall be constructed in accordance with the approved plans and specifications. After the Grantors shall have given the abovementioned approval, the plans and specifications shall not be substantially amended.

          3. If the Premises are sold prior to the commencement of construction of the Project, other than a sale in the context of a financing, all proceeds from such sale in excess of the purchase price stated herein shall be paid to the Grantors.

          4. For a period of seven (7) years after commencement of normal business operations, the Premises may be used only for the above-mentioned purposes to the extent such uses are allowed by the provisions of applicable federal, state, and local laws, ordinances, rules and regulations. For purposes of this Paragraph 4, the term "normal business operations" shall mean the opening of the Project. After such seven (7) year period, the Premises may be used for any other purpose as may then be permitted under the above-mentioned unrecorded Declaration.

          5. In no event shall the Premises or any part thereof be used for the following purposes:

               (i) single family or multi-family dwellings or otherwise as a residence or dwelling quarters for any person or persons;

               (ii) unpaved parks or unpaved playgrounds having playground equipment, including without limitation, swing sets and sandboxes, erected or installed on such parks or playgrounds;

               (iii)  campgrounds;

               (iv) day care centers, nurseries, kindergartens, elementary and secondary schools or similar facilities;

               (v)    hospitals, nursing homes, shelters or similar facilities;

               (vi)   cemeteries; and

               (vii) the planting and raising of plants and crops for human consumption.

          6. Groundwater from beneath the surface of the Premises or any part thereof shall not be used for any purpose and no wells for the extraction thereof shall be installed, permitted or utilized on the Premises or any part thereof.

          7. Any digging, excavating, grading, piledriving or other earthmoving activities on the Premises or any part thereof including, without limitation, the excavation or removal of asphalt, concrete, soil, or other ground cover and foundations and the digging of foundations for buildings and trenches for utility facilities, shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances including, without limitation, those pertaining to the environment and those pertaining to human health and occupational safety. For purposes of the restrictions contained herein, laws, regulations and ordinances pertaining to the environment, human health and occupational safety shall be deemed to include, without limitation, all applicable laws, regulations and ordinances relating to worker health and occupational safety plans.

          8. Without limiting the generality of Paragraph 7 above, if any asphalt, concrete, soil or other ground cover is excavated or removed from any part of the Premises, such asphalt, concrete, soil and other ground cover shall be stored, managed, transported and disposed of in compliance with all applicable federal, state and local laws, regulations and ordinances including, without limitation, those pertaining to the environment and those pertaining to human health and occupational, safety.

          9. If any asphalt, concrete, soil or other ground cover is excavated or removed from any part of the Premises, remaining soils or other materials in the area where such excavation or removal occurred shall either
(a) be demonstrated to meet, by the sampling and analysis thereof or such other means as may then be generally accepted, all applicable federal, state and local laws, regulations and ordinances pertaining to the environment, human health and occupational safety, or (b) be covered with material that provides protection to the extent necessary to eliminate pathways of exposure to the underlying soil, which cover material shall consist of (1) new asphalt, (2) new concrete, (3) not less than twelve (12) inches of (A) clean soil, (B) clean fill (as defined by applicable laws and regulations) or (C) materials approved by the Commonwealth of Pennsylvania, Department of Environmental Protection or any successor agency thereto or (4) such other material that provides such protection to the extent necessary to eliminate pathways of exposure to and from the underlying soil (the materials referred to in subparagraphs (3) and (4) being herein defined as "Alternate Cover"). Such new asphalt, new concrete or Alternate Cover shall be placed on the Premises in the area where the excavation or removal occurred within such period of time as shall be prescribed by the worker health and occupational safety plan developed with respect to such excavation or removal, if such plan was required by applicable laws, regulations and ordinances, or as shall otherwise be protective of workers' health. All asphalt, concrete, soil or other ground cover, including Alternate Covers, located on the Premises on or 'after the date hereof shall be maintained by Grantee, its successors and assigns, in good and proper repair.

     B.   1.   The Grantors shall have the power to dedicate to the public (for public utilities) or to the City of Bethlehem that portion of the Premises shown as a sixty- (60-) foot wide public utility easement on said subdivision plan. In making such dedication, the Grantors may act in their own names or, at their option, may secure the joinder of the Grantee or the joinder of the successors in interest to the Grantee.

          2. Upon such dedication, any private rights to use the property so dedicated in a manner inconsistent with the use of said property for public utilities or with the use of said property by the City of Bethlehem will terminate pro tanto, whether such rights arise from the existence or filing of a subdivision plan or by the grant contained in this Deed or otherwise, and the Grantee and its successors in interest shall thereafter use the property so dedicated only in a manner that is not inconsistent with the use of such property for public utilities or with the use of said property by the City of Bethlehem.

          3. Any powers conferred upon the Grantors are intended to vest in the Grantors as the owners of adjacent and nearby lands, and they shall not pass by implication to the purchasers of the property from the Grantors. Nevertheless, the Grantors may by express assignment assign such powers.

                                   EXHIBIT G
                                   ---------

                               DEED RESTRICTIONS
                               -----------------

                                Document Follows

                                   EXHIBIT G
                                   ---------

                               DEED RESTRICTIONS
                               -----------------

     The Lease is subject to those deed restrictions as set forth in that Deed from Bethlehem Steel Corporation and Bethlehem Development Corporation to Landlord dated October 10, 2001 and recorded in the office of the Recorder of Deeds in and for Northampton County on October 12, 2001 in Deed Book Volume 2002-1, page 212661 et seq. All capitalized terms used in this Exhibit G, if not otherwise defined herein, shall have the meanings as set forth in the Deed. The restrictions in the deed are as follows:

          (1) unrecorded Articles of Agreement between Bethlehem Steel Company and the Borough of South Bethlehem dated May 5, 1913 relating to the construction of a storm sewer and other improvements;

          (2) unrecorded Agreement between Bethlehem Steel Company and the City of Bethlehem dated December 8, 194 1, relating to the maintenance and repair of storm water sewers and sanitary sewers, as amended by the unrecorded Agreement between the same parties dated July 11, 1945;

          (3) Indenture between Bethlehem Steel Company and Philadelphia and New England Railroad Company and Bethlehem Authority dated August 30, 1950, and recorded in said Office in Miscellaneous Book Vol. 110 page 366, as amended by Partial Release between Bethlehem Steel Corporation and Bethlehem Authority dated February 3, 1987, and recorded in said Office in Miscellaneous Book Vol. 321, at page 1089, relating to an easement for a sanitary sewer pipeline;

          (4) rights-of-way for existing storm sewer facilities contained in the Deed between Bethlehem Steel Corporation and Ralph A. Puerta and Robert J. Peartree dated July 24, 1986, and recorded in said Office in Deed Book Vol. 705, page 727;

          (5) conditions, easements and restrictions that appear on the drawing entitled "Columbia Street Subdivision" dated November 6, 1986, last revised November 19, 1986, and recorded in said Office in said Office in Map Book 87, at page 33;

          (6) rights to discharge water as contained in the Deed between Bethlehem Steel Corporation and Ralph A. Puerta and Robert J. Peartree dated February 24, 1987, and recorded in said Office in Deed Book Vol. 722, at page 280;

          (7) unrecorded Infrastructure Improvements Agreement made February 24, 2000 among Bethlehem Steel Corporation, Bethlehem Development Corporation and the City of Bethlehem;

          (8) unrecorded Development Agreement made February 24, 2000 among Bethlehem Steel Corporation, Bethlehem Development Corporation and the City of Bethlehem;

          (9) unrecorded Programmatic Agreement having an effective date of August 25, 2000 among the City of Bethlehem, the Federal Highway Administration and the Advisory Council on Historic Preservation and having as concurring parties the Pennsylvania Department of Transportation, Bethlehem Steel Corporation, Bethlehem Development Corporation, the United States Department of Housing and Urban Development and the United States Economic Development Commission;

          (10) Right of Entry between Bethlehem Steel Corporation and the Commonwealth of Pennsylvania, Department of Environmental Protection dated October 19, 2000, and recorded in said Office in Vol. 2000-1, page 139856;

          (11) unrecorded Tax Incremental Financing Cooperation Agreement Regarding Bethlehem Works District and Bethlehem Works Tax Increment Financing Plan made and entered into as of November 16, 2000 among the City of Bethlehem, the County of Northampton, the Bethlehem Area School District, the Redevelopment Authority of the City of Bethlehem and Bethlehem Steel Corporation;

          (12) Right-of-Way Agreement between Bethlehem Steel Corporation and PPL Electric Utilities Corporation dated April 12, 2001, and recorded in said Office in Misc. Book Vol. 2001-1, at page 078339, relating to an easement for electric transmission lines;

          (13) Right-of-Way Agreement between Bethlehem Development Corporation and PPL Electric Utilities Corporation dated April 12, 2001, and recorded in said Office in Misc. Book Vol. 2001-1, at page 078321, relating to an easement for electric transmission lines;

          (14) Agreement between Bethlehem Steel Corporation and Verizon Pennsylvania, Inc. dated April 25, 2001, and recorded in said Office in Misc. Vol. 2001-1, at page 094003, relating to underground conduits and telephone lines;

          (15) Right-of-Way Agreement between Bethlehem Steel Corporation and Service Electric Cable TV, Inc., dated May 2, 200 1, and intended to be recorded, relating to an easement for conduits and communication lines;

          (16) Right-of-Way Agreement between Bethlehem Steel Corporation and RCN, Telecon Services, Inc., dated August 24, 2001, and intended to be recorded, relating to an easement for conduits and communication lines;

          (17) the rights of the public in and to those portions of the Premises, if any, that lie within the right of way of East First Street and Webster Street; and

          (18) all other matters of record or shown on the subdivision plan relative to the Premises.

                                   EXHIBIT H
                                   ---------

                               RENEWAL TERM RENT
                               -----------------

LEASE        RENTABLE        ANNUALIZED         MONTHLY         BASE RENT
MONTH        SQ. FEET        BASE RENT         BASE RENT         RATE/SF

121-180      48,000          $600,000          $50,000          $12.50

                                   EXHIBIT I

                      MEMORANDUM OF LEASE, PURCHASE OPTION
                           AND RIGHT OF FIRST REFUSAL

     1.   Name and Address of Landlord: TECH III PARTNERS, LLC, a Pennsylvania
          ----------------------------
limited liability company, with a mailing address 1512 Colesville Road, Bethlehem, Pennsylvania 18015 (hereinafter called "Landlord").

     2.   Name and Address of Tenant: ORASURE TECHNOLOGIES, INC., a Delaware
          --------------------------
corporation, with a mailing address of 150 Webster Street, Bethlehem, Pennsylvania 18015 (hereinafter called "Tenant").

     3.   Date of Lease:______________________,200_.
          -------------

     4.   Premises: A building with an aggregate square footage of
          --------
approximately 48,000 square feet which includes certain Common Areas (as defined in the Lease) in such building ("Building"), which Building is located at ___________________________Bethlehem, Northampton County, Pennsylvania ("Land"), together with the right to use the Common Areas (defined in the Lease) (the Building, Land and Common Areas are referred to, collectively, as the "Leased Premises"), which Leased Premises are more particularly described on Exhibit A annexed hereto.

     5.   Term; Renewal Option, Right of First Refusal: The term of this Lease
          --------------------------------------------
shall begin on the Commencement Date , and shall terminate on the last day of the tenth (10th) Lease Year of the term hereof. Tenant shall have the right, at its election, to extend the original term of this Lease for one (1) additional period of five (5) years. The Commencement Date of the Lease is _______________ _______,200_. In the event that the Term is renewed, tenant shall have a right of first refusal during the renewal term in the event that the Landlord offers the Leased Premises for sale or receives a bona fide offer from a third party purchaser.

     6. Purchase Option: Tenant: At any time on or prior to the end of the tenth (10(th)) Lease Year, Tenant shall have the right, privilege and option, upon the terms, conditions and provisions set forth in the Lease, to purchase the Lease Premises.

     This Memorandum of Lease, Purchase Option and Right of First Refusal is for information purposes only, and shall not be deemed to modify, alter or change in any way the respective rights and obligations of, or restrictions on, the Tenant and Landlord.

                          [text continued on next page]

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Memorandum of Lease this _________day of__________,200_.

WITNESS:                                TECH III PARTNERS, LLC

By: _______________________________     By:_________________________________
    Name: R. Sam Niedbala                  Name: Michael J. Gausling
                                           Title:  Managing Member

ATTEST:                                 ORASURE TECHNOLOGIES, INC.

By: _______________________________     By: ________________________________
    Name: Jack E. Jerrett                   Name: Ronald H. Spair
    Title:  Secretary                       Title:  Executive Vice President
                                                    and Chief Financial Officer

(Corporate Seal)

COMMONWEALTH OF PENNSYLVANIA  :
                              : ss. :
COUNTY OF                     :

     On this, the          day of              200_, before me a notary public
the undersigned officer, personally appeared                        , Managing
Member of TECH III PARTNERS, LLC, known to be (or satisfactorily proven) the person whose name subscribed to the within instrument, and acknowledged that he executed the same for the purpose therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

                                             ___________________________________
                                             Notary Public

MY COMMISSION EXPIRES:

COMMONWEALTH OF PENNSYLVANIA     :
                                 : ss.
COUNTY OF                :

     On this, the          day of              , 200   , before me, a Notary
Public in and for the Commonwealth of Pennsylvania, personally appeared    , who
acknowledged         self to be the             of ORASURE TECHNOLOGIES, INC., a
Delaware corporation, and that he as such officer being authorized to do so, executed the same for the purpose therein contained by signing the name of the
corporation by       self as                     .

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                             __________________________________
                                             Notary Public

My Commission Expires: